Exhibit 15.3

EY CHANGE IN AUDITORS ITEM 16 F LETTER

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen

We have read Change in Registrant’s Certifying Accountant pursuant to Item 16F on page 220 of Form 20-F dated April 1, 2025 of Tenaris S.A. and are in agreement with the statements contained in paragraph 3. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young S.A.

Luxembourg, Grand Duchy of Luxembourg

April 1, 2025